EXHIBIT 10.1

LSI LOGIC CORPORATION

STAND-ALONE STOCK OPTION AGREEMENT

I.	NOTICE OF GRANT

Abhijit Y. Talwalkar

     You have been granted a Nonstatutory Stock Option (a “NSO”) to purchase Common Stock of the Company, subject to the terms and conditions of this Agreement, as follows:

Date of Grant	May 23, 2005

Vesting Commencement Date	May 23, 2005

Exercise Price per Share	$6.13

Total Number of Shares Granted	500,000

Total Exercise Price	$3,065,000

Expiration Date:	May 23, 2012

     Vesting Schedule:

     This Option will vest and may be exercised, in whole or in part, in accordance with the following schedule:

     Twenty-five percent (25%) of the Shares subject to the Option will vest on each anniversary of the grant over four (4) years, subject to the Optionee continuing to be an Employee on such dates.

     Notwithstanding the foregoing, in the event that the Optionee is terminated without Cause or resigns for Good Reason other than In Connection with a Change of Control, the Optionee will receive eighteen (18) months accelerated vesting with respect to Optionee’s then outstanding unvested Option and the post-termination exercise period for such vested Options shall be extended to the earlier of (i) twelve (12) months from the date of termination or (ii) the Expiration Date of the Option as set forth in this Agreement.

     In the event that the Optionee is terminated without Cause or resigns for Good Reason In Connection with a Change of Control, the Optionee will become fully vested in any then outstanding unvested Option and the post-termination exercise period for such vested Options shall be extended to the earlier of (i) twelve (12) months from the date of termination, or (ii) the Expiration Date of the Option as set forth in this Agreement.

II.	AGREEMENT

     1. Definitions. As used herein, the following definitions will apply:

          (a) “Agreement” means this stock option agreement between the Company and Optionee evidencing the terms and conditions of this Option.

          (b) “Applicable Laws” means the requirements relating to the administration of stock options under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction that may apply to this Option.

          (c) “Board” means the Board of Directors of the Company or any committee of the Board that has been designated by the Board to administer this Agreement.

          (d) “Cause” means:

                    (1) Optionee’s willful and continued failure to perform the duties and responsibilities of his position after there has been delivered to Optionee a written demand for performance from the Board which describes the basis for the Board’s belief that Optionee has not substantially performed his duties and provides Optionee with thirty (30) days to take corrective action;

                    (2) Any act of personal dishonesty taken by Optionee in connection with his responsibilities as an employee of the Company with the intention or reasonable expectation that such action may result in substantial personal enrichment of the Optionee;

                    (3) Optionee’s conviction of, or plea of nolo contendre to, a felony that the Board reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business; or

                    (4) A breach of any fiduciary duty owed to the Company by the Optionee that has a material detrimental effect on the Company’s reputation or business.

          (e) “Change of Control” will mean the occurrence of any of the following events:

                    (1) The consummation by the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

                    (2) The approval by the stockholders of the Company, or if stockholder approval is not required, approval by the Board, of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets;

                    (3) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

                    (4) A change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” will mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transactions described in subsections (1), (2) or (3) above or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

          (f) “Code” means the Internal Revenue Code of 1986, as amended.

          (g) “Common Stock” means the common stock, $0.01 par value (as adjusted from time to time), of the Company.

          (h) “Company” means LSI Logic Corporation, a Delaware corporation.

          (i) “Director” means a member of the Board.

          (j) “Disability” or “Disabled” means a disability, whether temporary or permanent, partial or total, as defined in Section 22(e)(3) of the Code.

          (k) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company, provided the term Employee will not include non-employee directors and the payment of directors’ fees by the Company will not be sufficient to constitute “employment” by the Company.

          (l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          (m) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

                    (1) If such Common Stock is then listed on a national securities exchange, the closing sales price (or the closing bid, if no sales were reported) as quoted on the principal national securities exchange on which the Common Stock is listed or admitted to trading; or

                    (2) The closing sales price (or the closing bid, if no sales were reported) as quoted on the NASDAQ National Market System; or

                    (3) If such Common Stock is not quoted on such National Market System nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market; or

                    (4) If none of the foregoing is applicable, then the Fair Market Value of a share of Common Stock will be determined by Board in its discretion.

          (n) “Good Reason” means the occurrence of any of the following, without Optionee’s express written consent:

                    (1) A significant reduction of Optionee’s duties, position, or responsibilities, relative to the Optionee’s duties, position, or responsibilities in effect immediately prior to such reduction;

                    (2) A substantial reduction by the Company, without good business reasons, of the facilities and perquisites (including office space and location) available to Optionee immediately prior to such reduction;

                    (3) A material reduction in the kind or level of employee benefits to which Optionee is entitled immediately prior to such reduction with the result that Optionee’s overall benefits package is significantly reduced other than pursuant to a one-time reduction that also is applied to substantially all other executive officers of the Company and that reduces the level of employee benefits by a package reduction that is no greater than ten percent (10%);

                    (4) A reduction in the Optionee’s base salary or annual cash incentive as in effect immediately prior to such reduction other than pursuant to a one-time reduction that also is applied to substantially all other executive officers of the Company and that reduces the base salary or annual cash incentive by a percentage reduction that is no greater than ten percent (10%);

                    (5) The relocation of Optionee to a facility or location more than twenty-five (25) miles from his current place of employment; or

                    (6) The failure of the Company to obtain the assumption of the Optionee’s employment agreement by a successor.

          (o) “In Connection with a Change of Control” means a termination of the Optionee’s employment within twelve (12) months following a Change of Control.

          (p) “Nonstatutory Stock Option” means any Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (q) “Notice of Grant” means the written notice, in Part I of this Agreement, evidencing certain the terms and conditions of this Option. The Notice of Grant is part of the Option Agreement.

          (r) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (s) “Option” means this option to purchase shares of Common Stock granted pursuant to this Agreement.

          (t) “Optioned Stock” means the Common Stock subject to this Option.

          (u) “Optionee” means Abhijit Y. Talwalkar.

          (v) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (w) “Share” means a share of the Common Stock, as adjusted in accordance with Section 10 of this Agreement.

          (x) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

     2. Grant of Option. The Board hereby grants to the Optionee the Option to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of this Agreement.

     3. Exercise of Option.

          (a) Right to Exercise. The Option shall be exercisable to the extent vested in accordance with the schedule set forth in the Notice of Grant. The Option will be exercisable only in accordance with the terms of this Option Agreement. The Option may not be exercised after the Expiration Date.

          (b) Exercise Procedure. Subject to the terms of this Agreement, this Option shall be exercised by delivery of written notice of exercise to the Company, specifying the number of Shares to be purchased and the purchase price to be paid, accompanied by payment in full in accordance with Section 3(e) of this Agreement. Such exercise shall be effective upon receipt by the Company of such written notice together with the required payment. The Optionee may purchase less than the number of Shares covered by the vested portion of the Option, provided that no partial exercise of this Option may be for a fraction of a Share.

          (c) Continuous Employment Required. Except as otherwise provided in this Agreement, this Option may not be exercised unless the Optionee, at the time he exercises this Option is, and has been at all times since the date of grant of this Option, an employee of the Company. If this Option shall be assumed or a new Option substituted in a transaction to which Section 424(a) of the Code applies, employment by such assuming or substituting corporation shall be considered for purposes of this Option to be employment by the Company. The employment relationship shall not be considered interrupted in the case of: (i) sick leave, military leave or any other leave of absence approved by the Board; provided that any such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract, statute or pursuant to formal policy adopted from time to time by the Company and issued and promulgated to Employees in writing, or (ii) transfer between locations of the Company or between the Company, its subsidiaries or its successor. In the case of any employee on an approved leave of absence, the Board may make such provisions respecting suspension of vesting of the Option while on leave from the employ of the Company as it may deem appropriate, if any, except that in no event will an Option be exercised after the Expiration Date.

          Unless there is a written employment agreement for a specified period of time in effect, Optionee’s employment may be terminated at any time, with or without cause, by the Company. This Option shall not obligate the Company to employee Optionee for any particular length of time nor confer any right with respect to continuing the Optionee’s relationship as an employee of the Company.

          (d) Legal Compliance. No Shares will be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the number of Shares in respect of which this Option is being exercised (the “Exercised Shares”) will be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

          (e) Payment of Purchase Price. Payment of the purchase price for Shares purchased upon exercise of this Option, will be made by delivery of (i) cash; (ii) a check made payable to the order of the Company; (iii) other shares of Common Stock of the Company which (A) either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price for the shares to be exercised; (iv) a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds required to pay the exercise price; (v) an irrevocable subscription agreement for the shares which obligates the Option holder to take and pay for the Shares not more than twelve (12) months after the date of delivery of the subscription agreement; (vi) any combination of the foregoing methods of payment; or (vii) such other consideration and method of payment for the issuance of shares to the extent permitted under the Delaware General Corporation Law.

     4. Withholding Taxes. At the time the Option is exercised the Optionee hereby authorizes withholding from payroll and other amounts payable to Optionee by the Company, or will remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.

     5. Non-Transferability of Option. This Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Agreement will be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     6. Rights as a Stockholder. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Exercised Shares, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares are issued, except as provided in Section 10 below.

     7. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the terms of this Agreement.

     8. Exercise Upon Termination of Employment. If the Optionee ceases to be employed by the Company for any reason, then, except as provided in the Notice of Grant and Sections 9, 10 and 11 below, the right to exercise this Option will terminate ninety (90) days after such cessation (but not after the Expiration Date). In that event, this Option will be exercisable only to the extent that the Option was unexercised and vested on the date of such cessation. The Company’s obligation to deliver Shares upon the exercise of this Option will be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements, arising by reason of this Option being treated as a nonstatutory stock option or otherwise.

     9. Exercise Upon Death or Disability. In the event the Optionee dies or becomes Disabled prior to the Expiration Date while an Employee of the Company, that portion of the Option which had become vested and exercisable as of the date of death or Disability will be exercisable within twelve (12) of the date of death or Disability (but not after the Expiration Date). In the event the Optionee dies within three (3) months after termination as an Employee, that portion of the Option which had become vested and exercisable as of the date of termination will be exercisable within six (6) months of the date of death (but not after the Expiration Date).

     10. Recapitalization. In the event that dividends are payable in Common Stock or in the event there are splits, subdivisions, or combinations of shares of Common Stock, the number of Shares deliverable in connection with this Option will be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price (where applicable).

     11. Reorganization. In case the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or in case all of the property or stock of the Company is acquired by another corporation prior to the Expiration Date, then the Board, or the board of directors of any corporation assuming the obligations of the Company hereunder, shall either (a) assume the outstanding Options or make a substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated, or otherwise reorganized corporation which will be issuable in respect to the shares of Common Stock, or (b) provide that the Option must be exercised within thirty (30) days of the date of written notice or will be terminated.

     12. Notices. Any notice to be given to the Company hereunder will be in writing and will be addressed to the Company at its then current principal executive office or to such other address as the Company may hereafter designate to the Optionee by notice as provided in this Section. Any notice to be given to the Optionee hereunder will be addressed to the Optionee at the address set forth beneath his signature hereto, or at such other address as the Optionee may hereafter designate to the Company by notice as provided herein. A notice will be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive it.

     13. Tax Consequences. Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          (a) Exercising the Option. The Optionee may incur regular federal income tax liability upon exercise of a NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

          (b) Disposition of Shares. If the Optionee holds NSO Shares for at least one (1) year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

     14. Compliance with Securities Law. This Option will be subject to the requirement that if, at any time, counsel to the Company will determine that the listing, registration or qualification of the Shares subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of Shares hereunder, this Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, disclosure or satisfaction of such other condition will have been effected or obtained on terms acceptable to the Board of Directors. Nothing herein will be deemed to require the Company to apply for, effect or obtain such listing, registration, qualification, or disclosure, or to satisfy such other condition.

     15. Rule 16b-3. This Option has been granted in compliance with Rule 16b-3 and will be deemed to contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act.

     16. Entire Agreement; Governing Law. This Agreement, along with the Optionee’s Employment Agreement entered into between the Optionee and the Company and dated May 23, 2005 constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

     17. NO GUARANTEE OF CONTINUED SERVICE. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUES ENGAGEMENT AS AN EMPLOYEE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS AN EMPLOYEE AT ANY TIME, WITH OR WITHOUT CAUSE.

     By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of this Agreement. Optionee has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions relating to this Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE	LSI LOGIC CORPORATION

Signature

/s/ Abhijit Y. Talwalkar	By: /s/ David Purcel

Abhijit Y. Talwalkar	Title: Vice President, General Counsel

Residence Address

EXHIBIT A

LSI LOGIC CORPORATION

EXERCISE NOTICE

LSI Logic Corporation
1621 Barber Lane
Milpitas, CA 95035

Attention:

     1. Exercise of Option. Effective as of today,                                         , 20___, the undersigned (“Purchaser”) hereby elects to purchase                                          shares (the “Shares”) of the Common Stock of LSI Logic Corporation (the “Company”) under and pursuant to the Stock Option Agreement dated May 23, 2005 (the “Option Agreement”). The purchase price for the Shares will be $6.13, as required by the Option Agreement.

     2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.

     3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

     4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired will be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 10 of the Option Agreement.

     5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

     6. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice will be binding upon Purchaser and his or her heirs, executors, administrators, successors and assigns.

     7. Interpretation. Any dispute regarding the interpretation of this Exercise Notice will be submitted by Purchaser or by the Company forthwith to the Administrator which will review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator will be final and binding on all parties.

     8. Entire Agreement; Governing Law. The Option Agreement is incorporated herein by reference. This Agreement, the Option Agreement and Optionee’s Employment Agreement entered into between the Optionee and the Company and dated May 23, 2005 constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

Submitted by:	Accepted by:

OPTIONEE	LSI LOGIC CORPORATION

Signature

Print Name

1621 Barber Lane

Address	Milpitas, CA 95035

Date Received: